                                                                    EXHIBIT 10.1


                                RESALE AGREEMENT




                                    BETWEEN




                             GTE NORTH INCORPORATED
                     AND CONTEL OF THE SOUTH, INCORPORATED
                         d/b/a GTE SYSTEMS OF THE SOUTH




                                      AND




                     UNITED STATES TELECOMMUNICATIONS, INC.

                               TABLE OF CONTENTS

ARTICLE I
      SCOPE AND INTENT OF AGREEMENT................................................I-1

ARTICLE II
      DEFINITIONS.................................................................II-1

1.    General Definitions.........................................................II-1
           1.1   ACT..............................................................II-1
           1.2   APPLICABLE LAW...................................................II-1
           1.3   AS-IS TRANSFER (AIT).............................................II-1
           1.4   BASIC LOCAL EXCHANGE SERVICE.....................................II-1
           1.5   BUSINESS DAY.....................................................II-1
           1.6   CENTRALIZED MESSAGE DISTRIBUTION SYSTEM (CMDS)...................II-1
           1.7   COMMISSION.......................................................II-1
           1.8   COMPETITIVE LOCAL EXCHANGE CARRIER (CLEC)........................II-1
           1.9   CURRENTLY AVAILABLE..............................................II-1
           1.10  CUSTOMER.........................................................II-1
           1.11  E-911 SERVICE....................................................II-1
           1.12  EXCHANGE MESSAGE RECORD (EMR)....................................II-2
           1.13  EXCHANGE SERVICE.................................................II-2
           1.14  FCC..............................................................II-2
           1.15  GTE GUIDE........................................................II-2
           1.16  GTOC.............................................................II-2
           1.17  INCUMBENT LOCAL EXCHANGE CARRIER (ILEC)..........................II-2
           1.18  INTEREXCHANGE CARRIER (IXC)......................................II-2
           1.19  LINE INFORMATION DATA BASE (LIDB)................................II-2
           1.20  LOCAL EXCHANGE CARRIER (LEC).....................................II-2
           1.21  LOCAL NUMBER PORTABILITY (LNP)...................................II-2
           1.22  LOCAL TRAFFIC....................................................II-2
           1.23  911 SERVICE......................................................II-3
           1.24  NUMBERING PLAN AREA (NPA)........................................II-3
           1.25  NXX, NXX CODE, CENTRAL OFFICE CODE OR CO CODE....................II-3
           1.26  PARTY/PARTIES....................................................II-3
           1.27  PROVIDER.........................................................II-3
           1.28  SUBSIDIARY.......................................................II-3
           1.29  TELECOMMUNICATIONS SERVICES......................................II-3
           1.30  UNDEFINED TERMS..................................................II-3
           1.31  VERTICAL FEATURES (INCLUDING CLASS FEATURES).....................II-3

ARTICLE III
      GENERAL PROVISIONS.........................................................III-1

1.    Scope of General Provisions................................................III-1

2.    Term and Termination.......................................................III-1
           2.1   Term............................................................III-1
           2.2   Post-Termination Arrangements...................................III-1
           2.3   Termination Upon Default........................................III-1
           2.4   Termination Upon Sale...........................................III-1
           2.5   Liability upon Termination......................................III-1

3.    Amendments.................................................................III-2

4.      Assignment ..............................................          III-2

5.      Authority  ..............................................          III-2

6.      Responsibility for Payment ..............................          III-2

7.      Billing and Payment .....................................          III 2
          7.1  Dispute ..........................................          III-2
          7.2  Late Payment Charge ..............................          III-2
          7.3  Due Date .........................................          III-2
          7.4  Audits ...........................................          III-2

8.      Binding Effect ..........................................          III-3

9.      Capacity Planning and Forecasting .......................          III-3

10.     Compliance with Laws and Regulations ....................          III-3

11.     Confidential Information ................................          III-3
          11.1  Identification ..................................          III-3
          11.2  Handling ........................................          III-3
          11.3  Exceptions ......................................          III-4
          11.4  Survival ........................................          III-4

12.     Consent .................................................          III-4

13.     .........................................................          III-4

14.     Reimbursement of Expenses ...............................          III-4

15.     Dispute Resolution ......................................          III-4
          15.1  Alternative to Litigation .......................          III-4
          15.2  Negotiations ....................................          III-5
          15.3  Arbitration .....................................          III-5
          15.4  Expedited Arbitration Procedures ................          III-5
          15.5  Costs ...........................................          III-5
          15.6  Continuous Service ..............................          III-5

16.     Entire Agreement ........................................          III-5

17.     Expenses ................................................          III-6

18.     Force Majeure ...........................................          III-6

19.     Good Faith Performance ..................................          III-6

20.     Governing Law ...........................................          III-6

21.     Standard Practices ......................................          III-6

22.     Headings ................................................          III-6

23.     Independent Contractor Relationship .....................          III-6

24.     Law Enforcement Interface ...............................          III-7

25.     Liability and Indemnity.................................  III-7
          25.1  Indemnification ................................  III-7
          25.2  End User and Content-Related Claims.............  III-7
          25.3  DISCLAIMER......................................  III-8
          25.4  Limitation of Liability.........................  III-8
          25.5  Intellectual Property...........................  III-8

26.     Multiple Counterparts...................................  III-8

27.     No Third Party Beneficiaries............................  III-8

28.     Notices.................................................  III-8

29.     Protection..............................................  III-9
          29.1  Impairment of Service...........................  III-9
          29.2  Resolution......................................  III-9

30.     Publicity...............................................  III-9

31.     Regulatory Agency Control...............................  III-9

32.     Changes in Legal Requirements...........................  III-10

33.     Effective Date..........................................  III-10

34.     Regulatory Matters......................................  III-10

35.     Rule of Construction....................................  III-10

36.     Section References......................................  III-10

37.     Service Standards.......................................  III-10

38.     Severability............................................  III-10

39.     Subcontractors..........................................  III-10

40.     Subsequent Law..........................................  III-11

41.     Taxes...................................................  III-11
          41.1  Tax.............................................  III-11
          41.2  Fees/Regulatory Surcharges......................  III-11

42.     Trademarks and Trade Names..............................  III-11

43.     Waiver..................................................  III-11

44.     TBD Prices..............................................  III-11

ARTICLE IV
        GENERAL RULES GOVERNING RESOLD SERVICES.................  IV-1

1.      General.................................................  IV-1

2.      Liability of GTE........................................  IV-1

                  2.1   Inapplicability of Tariff Liability...........................IV-1
                  2.2   USTELCOM Tariffs or Contracts.................................IV-1
                  2.3   No Liability..................................................IV-1

     3.     Unauthorized Changes......................................................IV-1
                  3.1  Procedures.....................................................IV-1

     4.     Impact of Payment of Charges on Service...................................IV-2

     5.     Unlawful Use of Service...................................................IV-2

     6.     Timing of Messages........................................................IV-3

     7.     Procedures For Preordering, Ordering, Provisioning, Etc...................IV-3

     8.     Letter of Authorization...................................................IV-3

     9.     Customer Contacts.........................................................IV-3

     ARTICLE V
           RESALE OF SERVICES..........................................................V-1

     1.     General....................................................................V-1

     2.     Terms and Conditions.......................................................V-1
                  2.1   Restrictions on Resale.........................................V-1
                  2.2   Interim Universal Service Support Charge for Resale Services...V-1
                  2.3   Restrictions on Discount of Retail Services....................V-2
                  2.4   Resale to Other Carriers.......................................V-2

     3.     Ordering and Billing.......................................................V-2
                  3.1   Local Service Request..........................................V-2
                  3.2   Certificate of Operating Authority.............................V-2
                  3.3   Directory Assistance (DA) Listings.............................V-2
                  3.4   Nonrecurring Charges...........................................V-2
                  3.5   Transfers Between USTELCOM
                        and Another Reseller of GTE Services...........................V-3
                  3.6   Local Calling Detail...........................................V-3
                  3.7   Procedures.....................................................V-3
                  3.8   LIBD...........................................................V-3
                  3.9   Originating Line Number Screening (OLNS).......................V-3

     4.     Maintenance................................................................V-3
                  4.1   Maintenance, Testing and Repair................................V-3
                  4.2   Specifics and Procedures for Maintenance.......................V-3

     5.     Services Available for Resale..............................................V-3
                  5.1   Description of Local Exchange Services Available for Resale....V-3
                  5.2   Other Services Available for Resale............................V-4
                  5.3   Rates..........................................................V-4
                  5.4   Grandfathered Services.........................................V-4
                  5.5   Access.........................................................V-4
                  5.6   Operator Services (OS) and Directory Assistance (DA)...........V-4

     6.     Misdirected Calls..........................................................V-5

     7.     911/E911 Arrangements......................................................V-5



          7.1  Description of Service ............................... V-5
          7.2  Cooperation and Level of Performance ................. V-5
          7.3  Updates to Master Street Address Guide (MSAG) ........ V-5
          7.4  Updates to Database .................................. V-5
          7.5  Compensation ......................................... V-6
          7.6  Liability ............................................ V-6

8.     Dialing Format Changes ....................................... V-6

APPENDIX A
       SERVICES AVAILABLE FOR RESALE ................................ A-1

APPENDIX B
       SERVICE ORDERING, PROVISIONING, BILLING AND MAINTENANCE ...... B-1

APPENDIX C
       RATES/CHARGES FOR MISCELLANEOUS 911/E911 ITEMS ............... C-1

APPENDIX 45A
       GTE/USTELCOM OPT-IN NEGOTIATION ISSUES ..................... 45A-1

APPENDIX 45B
       GTE/USTELCOM OPT-IN NEGOTIATION ISSUES
       AT&T/GTE TERMS ............................................. 45B-1


This Resale Agreement (the "Agreement"), is by and between GTE North Incorporated, Contel of the South, Inc., d/b/a GTE Systems of the South, with its address for purposes of this Agreement at 600 Hidden Ridge Drive, Irving, Texas 75038 ("GTE"), and United States Telecommunications, Inc., in its capacity as a certified provider of local two-way wireline dial-tone service ("USTELCOM"), with its address for this Agreement at 13902 N. Dalemabry, Suite 212, Tampa, Florida 33618 (GTE and USTELCOM being referred to collectively as the "Parties" and individually as a "Party"). This Agreement covers services in the state of Michigan only (the "State").

WHEREAS, Section 251 of the Telecommunications Act of 1996 (the "Act") imposes specific obligations on LECs with respect to the resale of telecommunications services; and

WHEREAS, GTE is entering into certain aspects of this Agreement which provide USTELCOM with the option of replacing certain rates set forth in this Agreement with the rates from a particular Commission-approved arbitrated agreement between GTE and AT&T, pursuant to Article III, Section 45 herein. GTE has entered into such terms, which may cause adverse results from an arbitrated agreement to be incorporated into this Agreement at a future date, in order to avoid the expense of arbitration while at the same time preserving its legal positions, rights and remedies;

NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTE and USTELCOM hereby covenant and agree as follows:

                                    ARTICLE I
                          SCOPE AND INTENT OF AGREEMENT

Pursuant to this Agreement, the Parties will extend certain arrangements to one another within each area in which they both operate within the State for the purchase of certain telecommunication services. This Agreement also governs the purchase by USTELCOM of certain telecommunications services provided by GTE in its franchise areas for resale by USTELCOM. This Agreement is an integrated package that reflects a balancing of interests critical to the Parties. This Agreement will be submitted to the Michigan Public Service Commission (the "Commission") for approval. The Parties agree that their entrance into this Agreement is without prejudice to and does not waive any positions they may have taken previously, or may take in the future, in any legislative, regulatory, judicial or other public forum addressing any matters, including matters related to the same types of arrangements and/or matters related to GTE's cost recovery covered in this Agreement. USTELCOM agrees to negotiate reciprocal terms and conditions with GTE based on this Agreement. GTE's execution of this Agreement is not a concession or waiver in any manner concerning its position that certain of the rates, terms and conditions contained herein are unlawful, illegal and improper.

The services and facilities to be provided to USTELCOM by GTE in satisfaction of this Agreement may be provided pursuant to GTE tariffs and then current practices. Should such services and facilities be modified by tariff or by Order, including any modifications resulting from other Commission proceedings, federal court review or other judicial action, and unless otherwise specified herein, such modifications will be deemed to automatically supersede any rates and terms and conditions of this Agreement. The Parties shall cooperate with one another for the purpose of incorporating required modifications into this Agreement.

                                   ARTICLE II
                                   DEFINITIONS

1. General Definitions. Except as otherwise specified herein, the following definitions shall apply to all Articles and Appendices contained in this Agreement. Additional definitions that are specific to the matters covered in a particular Article may appear in that Article. To the extent that there may be any conflict between a definition set forth in this Article II and any definition in a specific Article or Appendix, the definition set forth in the specific Article or Appendix shall control with respect to that Article or Appendix.

         1.1 ACT - the Telecommunications Act of 1996, Public Law 104-104 of the 104th United States Congress effective February 8, 1996.

         1.2 APPLICABLE LAW - all laws, statutes, common law, regulations, ordinances, codes, rules, guidelines, orders, permits, and approvals of any Governmental Authority, which apply or relate to the subject matter of this Agreement.

         1.3 AS-IS TRANSFER (AIT) - the transfer of all telecommunications services and features available for resale, that are currently being provided for a specific account, without the requirements of a specific enumeration of the services and features on the Local Service Request (LSR).

         1.4 BASIC LOCAL EXCHANGE SERVICE - voice grade access to the network that provides: the ability to place and receive calls; touch-tone service, access to operator services; access to directory assistance; access to emergency services (E-911); access to telephone relay service (TRS); access to interexchange carriers of the customer's choice; standard white pages directory listing; and toll blocking for low-income consumers participating in Lifeline (subject to technical feasibility).

         1.5 BUSINESS DAY - Monday through Friday, except for holidays on which the U.S. mail is not delivered.

         1.6 CENTRALIZED MESSAGE DISTRIBUTION SYSTEM (CMDS) - the billing record and clearing house transport system that the Regional Bell Operating Companies (RBOCs) and other incumbent LECs use to efficiently exchange out collects and in collects as well as Carrier Access Billing System (CABS) records.

         1.7      COMMISSION - the Michigan Public Service Commission.

         1.8 COMPETITIVE LOCAL EXCHANGE CARRIER (CLEC) - any company or person authorized to provide local exchange services in competition with an ILEC.

         1.9 CURRENTLY AVAILABLE - existing as part of GTE's network at the time of the requested order or service and does not include any service, feature, function or capability that GTE either does not provide to itself or to its own end users, or does not have the capability to provide.

         1.10 CUSTOMER - GTE or USTELCOM depending on the context and which Party is receiving the service from the other Party.

         1.11 E-911 SERVICE - a method of routing 911 calls to a Public Service Answering Point that uses a customer location database to determine the location to which a call should be routed. E-9-1-1 service includes the forwarding of the caller's Automatic Number Identification (ANI) to the PSAP where the ANI is used to retrieve and display the

                  Automatic Location Identification (ALI) on a terminal screen at the answering Attendant's position. It usually includes selective routing.

         1.12 EXCHANGE MESSAGE RECORD (EMR) - an industry standard record used to exchange telecommunications message information among CLECs for billable, non-billable, sample, settlement and study data. EMR format is defined in BR-010-200-010 CRIS Exchange Message Record, published by Bellcore.

         1.13 EXCHANGE SERVICE - all basic access line services, or any other services offered to end users which provide end users with a telephonic connection to, and a unique telephone number address on, the Public Switched Telecommunications Network
                  (PSTN), and which enable such end users to place or receive calls to all other stations on the PSTN.

         1.14     FCC - the Federal Communications Commission.

         1.15 GTE GUIDE - the GTE Open Market Transition Order/Processing Guide, LSR Guide, and Products and Services Guide which contain GTE's operating procedures for ordering, provisioning, trouble reporting and repair for resold services and unbundled elements and GTE's CLEC Interconnection Guide which provides guidelines for obtaining interconnection of GTE's Switched Network with the networks of all certified CLECs for reciprocal exchange of traffic. Except as specifically provided otherwise in this Agreement, service ordering, provisioning, billing and maintenance shall be governed by the Guide which may be amended from time to time by GTE as needed.

         1.16     GTOC - GTE Telephone Operating Company.

         1.17 INCUMBENT LOCAL EXCHANGE CARRIER (ILEC) - any local exchange carrier that was as of February 8, 1996, deemed to be a member of the Exchange Carrier Association as set forth in 47 C.F.R. ss.69.601(b) of the FCC's regulations.

         1.18 INTEREXCHANGE CARRIER (IXC) - a telecommunications service provider authorized by the FCC to provide interstate long distance communications services between LATAs and are authorized by the State to provide inter- and/or intraLATA long distance communications services within the State.

         1.19 LINE INFORMATION DATA BASE (LIDB) - one or all, as the context may require, of the Line Information databases owned individually by GTE and other entities which provide, among other things, calling card validation functionality for telephone line number cards issued by GTE and other entities. A LIDB also contains validation data for collect and third number-billed calls; i.e., Billed Number Screening.

         1.20 LOCAL EXCHANGE CARRIER (LEC) - any company certified by the Commission to provide local exchange telecommunications service. This includes the Parties to this Agreement.

         1.21 LOCAL NUMBER PORTABILITY (LNP) - the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

         1.22 LOCAL TRAFFIC - traffic that is originated by an end user of one Party and terminates to the end user of the other Party within GTE's then current local serving area, including mandatory local calling scope arrangements. A mandatory local calling scope arrangement is an arrangement that provides end users a local calling scope, Extended Area Service (EAS), beyond their basic exchange serving area. Local Traffic does not include optional local calling scopes (i.e., optional rate packages that permit the end user to choose a local calling scope beyond their basic exchange serving area for an additional fee), referred to hereafter as "optional EAS". Local Traffic excludes Enhanced Service Provider (ESP) traffic (e.g. Internet, 900-976, etc.) and Internet Protocol based voice or fax telephony.

         1.23 911 SERVICE - a universal telephone number which gives the public direct access to the PSAP. Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area. The calls are then sent to the correct authority designated to receive such calls.

         1.24 NUMBERING PLAN AREA (NPA) - also sometimes referred to as an area code, is the three digit indicator which is defined by the "A", "B", and "C" digits of each 10-digit telephone number within the NANP. Each NPA contains 800 possible NXX Codes. There are two general categories of NPA, "Geographic NPAs" and "Non-Geographic NPAs". A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a "Service Access Code" or "SAC Code" is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas. 800, 900, 700, and 888 are examples of Non-Geographic NPAs.

         1.25 NXX, NXX CODE, CENTRAL OFFICE CODE OR CO CODE - the three digit switch entity indicator which is defined by the "D", "E", and "F" digits of a 10-digit telephone number within the NANP. Each NXX Code contains 10,000 station numbers.

         1.26     PARTY/PARTIES - GTE and/or USTELCOM.

         1.27 PROVIDER - GTE or USTELCOM depending on the context and which Party is providing the service to the other Party.

         1.28 SUBSIDIARY - a corporation or other legal entity that is majority owned by a Party.

         1.29 TELECOMMUNICATIONS SERVICES - the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

         1.30 UNDEFINED TERMS - terms that may appear in this Agreement which are not defined. Parties acknowledge and agree that any such terms shall be construed in accordance with customary usage in the telecommunications industry as of the effective date of this Agreement.

         1.31 VERTICAL FEATURES (INCLUDING CLASS FEATURES) - vertical services and switch functionalities provided by GTE, including: Automatic Call Back; Automatic Recall; Call Forwarding Busy Line/Don't Answer; Call Forwarding Don't Answer; Call Forwarding Variable; Call Forwarding - Busy Line; Call Trace; Call Waiting; Call Number Delivery Blocking Per Call; Calling Number Blocking Per Line; Cancel Call Waiting; Distinctive Ringing/Call Waiting; Incoming Call Line Identification Delivery; Selective Call Forward; Selective Call Rejection; Speed Calling; and Three Way Calling/Call Transfer.

                                   ARTICLE III
                               GENERAL PROVISIONS

1. Scope of General Provisions. Except as may otherwise be set forth in a particular Article or Appendix of this Agreement, in which case the provisions of such Article or Appendix shall control, these General Provisions apply to all Articles and Appendices of this Agreement.

2.       Term and Termination.

         2.1 Term. Subject to the termination provisions contained in this Agreement, the term of this Agreement shall be two (2) years from the effective date referenced in the first paragraph of this Agreement and shall continue in effect for consecutive one (1) year terms until either Party gives the other Party at least ninety (90) calendar days written notice of termination, which termination shall be effective at the end of the then-current term. In the event notice is given less than 90 calendar days prior to the end of the current term, this Agreement shall remain in effect for 90 calendar days after such notice is received, provided, that in no case shall the term be extended beyond 90 calendar days after the end of the current term.

         2.2 Post-Termination Arrangements. Except in the case of termination as a result of either Party's default or a termination upon sale, for service arrangements made available under this Agreement and existing at the time of termination, those arrangements may continue without interruption (a) under a new agreement voluntarily executed by the Parties; (b) standard terms and conditions approved and made generally effective by the Commission, if any; (c) tariff terms and conditions made generally available to all CLECs; or (d) any rights under Section 252(i) of the Act.

         2.3 Termination Upon Default. Either Party may terminate this Agreement in whole or in part in the event of a default by the other Party; provided however, that the non-defaulting Party notifies the defaulting party in writing of the alleged default and that the defaulting Party does not cure the alleged default within sixty (60) calendar days of receipt of written notice thereof. Default is defined to include:

                  (a) A Party's insolvency or the initiation of bankruptcy or receivership proceedings by or against the Party; or

                  (b) A Party's refusal or failure in any material respect properly to perform its obligations under this Agreement, or the violation any of the material terms or conditions of this Agreement.

         2.4 Termination Upon Sale. Notwithstanding anything to the contrary contained herein, a Party may terminate this Agreement as to a specific operating area or portion thereof if such Party sells or otherwise transfers the area or portion thereof. The selling or transferring Party shall provide the other Party with at least ninety (90) calendar days' prior written notice of such termination, which shall be effective on the date specified in the notice. Notwithstanding termination of this Agreement as to a specific operating area, this Agreement shall remain in full force and effect in the remaining operating areas.

         2.5 Liability upon Termination. Termination of this Agreement, or any part hereof, for any cause shall not release either Party from any liability which at the time of termination had already accrued to the other Party or which thereafter accrues in any respect to any act or omission occurring prior to the termination or from an obligation which is expressly stated in this Agreement to survive termination.

                                     III-1

3. Amendments. Any amendment, modification, or supplement to this Agreement must be in writing and signed by an authorized representative of each Party. The term "this Agreement" shall include future amendments, modifications, and supplements.

4. Assignment. Any assignment by either Party of any right, obligation, or duty, in whole or in part, or of any interest, without the written consent of the other Party shall be void, except that either Party may assign all of its rights, and delegate its obligations, liabilities and duties under this Agreement, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, a Subsidiary or Affiliate of that Party without consent, but with written notification. The effectiveness of an assignment shall be conditioned upon the assignee's written assumption of the rights, obligations, and duties of the assigning Party.

5. Authority. Each person whose signature appears on this Agreement represents and warrants that he or she has authority to bind the Party on whose behalf he or she has executed this Agreement. Each Party represents he or she has had the opportunity to consult with legal counsel of his or her choosing and has not relied on GTE counsel, pursuant to this Agreement.

6. Responsibility for Payment. GTE may charge USTELCOM and USTELCOM will pay GTE a deposit before GTE is required to perform under this agreement if USTELCOM has not established a good payment history with GTE. Such deposit will be calculated based on GTE's estimated two-month charges to USTELCOM using USTELCOM's forecast of resale lines and unbundled loops and ports. Interest will be paid on the deposit in accordance with state requirements for end user deposits.

7. Billing and Payment. Except as provided elsewhere in this Agreement and where applicable, in conformance with Multiple Exchange Carrier Access Billing (MECAB) guidelines and Multiple Exchange Carriers Ordering and Design Guidelines for Access Services-Industry Support Interface (MECOD) guidelines, USTELCOM and GTE agree to exchange all information to accurately, reliably, and properly order and bill for features, functions and services rendered under this Agreement.

         7.1 Dispute. If one Party disputes a billing statement issued by the other Party, the billed Party shall notify Provider in writing regarding the nature and the basis of the dispute within six (6) months of the statement date or the dispute shall be waived. The Parties shall diligently work toward resolution of all billing issues.

         7.2 Late Payment Charge. If any undisputed amount due on the billing statement is not received by Provider on the payment due date, Provider may charge, and Customer agrees to pay, at Provider's option, interest on the past due balance at a rate equal to the lesser of the interest rates set forth in the applicable GTE/Contel state access tariffs or the GTOC/GSTC FCC No. 1 tariff, one and one-half percent (1 y2%) per month or the maximum nonusurious rate of interest under applicable law. Late payment charges shall be included on the next statement.

         7.3 Due Date. Payment is due thirty (30) calendar days from the bill date.

         7.4 Audits. Either Party may conduct an audit of the other Party's books and records pertaining to the services provided under this Agreement, no more frequently than once per twelve (12) month period, to evaluate the other Party's accuracy of billing, data and invoicing in accordance with this Agreement. Any audit shall be performed as follows: (i) following at least thirty (30) Business Days' prior written notice to the audited Party; (ii) subject to the reasonable scheduling requirements and limitations of the audited Party: (iii) at the auditing Party's sole cost and expense; (iv) of a reasonable scope and duration; (v) in a manner so as not to interfere with the audited Party's business operations; and
                  (vi) in compliance with the audited Party's security rules.

                                     III-2

3. Amendments. Any amendment, modification, or supplement to this Agreement must be in writing and signed by an authorized representative of each Party. The term "this Agreement" shall include future amendments, modifications, and supplements.

4. Assignment. Any assignment by either Party of any right, obligation, or duty, in whole or in part, or of any interest, without the written consent of the other Party shall be void, except that either Party may assign all of its rights, and delegate its obligations, liabilities and duties under this Agreement, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, a Subsidiary or Affiliate of that Party without consent, but with written notification. The effectiveness of an assignment shall be conditioned upon the assignee's written assumption of the rights, obligations, and duties of the assigning Party.

5. Authority. Each person whose signature appears on this Agreement represents and warrants that he or she has authority to bind the Party on whose behalf he or she has executed this Agreement. Each Party represents he or she has had the opportunity to consult with legal counsel of his or her choosing and has not relied on GTE counsel, pursuant to this Agreement.

6. Responsibility for Payment. GTE may charge USTELCOM and USTELCOM will pay GTE a deposit before GTE is required to perform under this agreement if USTELCOM has not established a good payment history with GTE. Such deposit will be calculated based on GTE's estimated two-month charges to USTELCOM using USTELCOM's forecast of resale lines and unbundled loops and ports. Interest will be paid on the deposit in accordance with state requirements for end user deposits.

7. Billing and Payment. Except as provided elsewhere in this Agreement and where applicable, in conformance with Multiple Exchange Carrier Access Billing (MECAB) guidelines and Multiple Exchange Carriers Ordering and Design Guidelines for Access Services-Industry Support Interface (MECOD) guidelines, USTELCOM and GTE agree to exchange all information to accurately, reliably, and properly order and bill for features, functions and services rendered under this Agreement.

         7.1 Dispute. If one Party disputes a billing statement issued by the other Party, the billed Party shall notify Provider in writing regarding the nature and the basis of the dispute within six (6) months of the statement date or the dispute shall be waived. The Parties shall diligently work toward resolution of all billing issues.

         7.2 Late Payment Charge. If any undisputed amount due on the billing statement is not received by Provider on the payment due date, Provider may charge, and Customer agrees to pay, at Provider's option, interest on the past due balance at a rate equal to the lesser of the interest rates set forth in the applicable GTE/Contel state access tariffs or the GTOC/GSTC FCC No. 1 tariff, one and one-half percent (1 y2%) per month or the maximum nonusurious rate of interest under applicable law. Late payment charges shall be included on the next statement.

         7.3 Due Date. Payment is due thirty (30) calendar days from the bill date.

         7.4 Audits. Either Party may conduct an audit of the other Party's books and records pertaining to the services provided under this Agreement, no more frequently than once per twelve (12) month period, to evaluate the other Party's accuracy of billing, data and invoicing in accordance with this Agreement. Any audit shall be performed as follows: (i) following at least thirty (30) Business Days' prior written notice to the audited Party; (ii) subject to the reasonable scheduling requirements and limitations of the audited Party; (iii) at the auditing Party's sole cost and expense; (iv) of a reasonable scope and duration; (v) in a manner so as not to interfere with the audited Party's business operations; and
                  (vi) in compliance with the audited Party's security rules.


                                     III-2

8. Binding Effect. This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

9. Capacity Planning and Forecasting. Within thirty (30) days from the effective date of this Agreement, the Parties agree to have met and developed joint planning and forecasting responsibilities which are applicable to local services. GTE may delay processing USTELCOM service orders should the Parties not perform obligations as specified in this
         Section 9. Such responsibilities shall include but are not limited to the following:

         9.1 USTELCOM will furnish to GTE information that provides for state-wide annual forecasts of order activity, in-service quantity forecasts, and facility/demand forecasts.

         9.2 USTELCOM shall notify GTE promptly of changes greater than ten percent (10%) to current forecasts (increase or decrease) that generate a shift in the demand curve for the following forecasting period.

10. Compliance with Laws and Regulations. Each Party shall comply with all federal, state, and local statutes, regulations, rules, ordinances, judicial decisions, and administrative rulings applicable to its performance under this Agreement.

11.      Confidential Information.

         11.1 Identification. Either Party may disclose to the other proprietary or confidential customer, technical, or business information in written, graphic, oral or other tangible or intangible forms ("Confidential Information"). In order for information to be considered Confidential Information under this Agreement, it must be marked "Confidential" or "Proprietary," or bear a marking of similar import. Orally or visually disclosed information shall be deemed Confidential Information only if contemporaneously identified as such and reduced to writing and delivered to the other Party with a statement or marking of confidentiality within thirty (30) calendar days after oral or visual disclosure.

                  Notwithstanding the foregoing, preorders and all orders for services placed by USTELCOM pursuant to this Agreement, and information that would constitute customer proprietary network information of USTELCOM end user customers pursuant to the Act and the rules and regulations of the FCC, as well as recorded usage information with respect to USTELCOM end users, whether disclosed by USTELCOM to GTE or otherwise acquired by GTE in the course of its performance under this Agreement, and where GTE is the North American Numbering Plan (NANP) Number Plan Administrator, USTELCOM information submitted to GTE in connection with such responsibilities shall be deemed Confidential Information of USTELCOM for all purposes under this Agreement whether or not specifically marked or designated as confidential or proprietary.

         11.2 Handling. In order to protect such Confidential Information from improper disclosure, each Party agrees:

                  (a) That all Confidential Information shall be and shall remain the exclusive property of the source;

                  (b) To limit access to such Confidential Information to authorized employees who have a need to know the Confidential Information for performance of this Agreement;

                  (c) To keep such Confidential Information confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Confidential Information as it exercises in protecting its own Confidential Information of a similar nature;

                                     III-3

                  (d) Not to copy, publish, or disclose such Confidential Information to others or authorize anyone else to copy, publish, or disclose such Confidential Information to others without the prior written approval of the source;

                  (e) To return promptly any copies of such Confidential Information to the source at its request; and

                  (f) To use such Confidential Information only for purposes of fulfilling work or services performed hereunder and for other purposes only upon such terms as may be agreed upon between the Parties in writing.

         11.3 Exceptions. These obligations shall not apply to any Confidential Information that was legally in the recipient's possession prior to receipt from the source, was received in good faith from a third party not subject to a confidential obligation to the source, now is or later becomes publicly known through no breach of confidential obligation by the recipient, was developed by the recipient without the developing persons having access to any of the Confidential Information received in confidence from the source, or that is required to be disclosed pursuant to subpoena or other process issued by a court or administrative agency having appropriate jurisdiction, provided, however, that the recipient shall give prior notice to the source and shall reasonably cooperate if the source deems it necessary to seek protective arrangements.

         11.4 Survival. The obligation of confidentiality and use with respect to Confidential Information disclosed by one Party to the other shall survive any termination of this Agreement for a period of three (3) years from the date of the initial disclosure of the Confidential Information.

12. Consent. Where consent, approval, or mutual agreement is required of a Party, it shall not be conditional, unreasonably withheld, or delayed.

13. Cooperation on Fraud Minimization. USTELCOM assumes responsibility for all fraud associated with its end user customers and accounts. GTE shall have no responsibility for, nor is it required to investigate or make adjustments to USTELCOM's account in cases of fraud. The Parties agree that they shall cooperate with one another to resolve cases of fraud. The Parties' fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

14. Reimbursement of Expenses. In performing under this Agreement GTE may be required to make expenditures or otherwise incur costs that are not otherwise reimbursed under this Agreement. In such event GTE is entitled to reimbursement from USTELCOM for all such costs. For all such costs and expenses GTE shall receive through NRCs the actual costs and expenses incurred, including labor costs and expenses, overhead and fixed charges, and may include a reasonable contribution to GTE's common costs.

15.      Dispute Resolution.

         15.1 Alternative to Litigation. Except as provided under Section 252 of the Act with respect to the approval of this Agreement by the Commission, the Parties desire to resolve disputes arising out of or relating to this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedures as the sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

                                     III-4

         15.2 Negotiations. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising out of or relating to this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise discoverable, be discovered or otherwise admissible, be admitted in evidence, in the arbitration or lawsuit.

         15.3 Arbitration. If the negotiations do not resolve the dispute within sixty (60) Business Days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association except that the Parties may select an arbitrator outside American Arbitration Association rules upon mutual agreement. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section. Each Party may submit in writing to a Party, and that Party shall so respond to, a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents, or requests for admission. Each Party is also entitled to take the oral deposition of one individual of another Party. Additional discovery may be permitted upon mutual agreement of the Parties. The arbitration hearing shall be commenced within sixty (60) Business Days of the demand for arbitration. The arbitration shall be held in a mutually agreeable city. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) Business Days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         15.4 Expedited Arbitration Procedures. If the issue to be resolved through the negotiations referenced in Section 15.2 directly and materially affects service to either Party's end user customers, then the period of resolution of the dispute through negotiations before the dispute is to be submitted to binding arbitration shall be five (5) Business Days. Once such a service affecting dispute is submitted to arbitration, the arbitration shall be conducted pursuant to the expedited procedures rules of the Commercial Arbitration Rules of the American Arbitration Association (i.e., rules 53 through 57).

         15.5 Costs. Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (including search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

         15.6 Continuous Service. The Parties shall continue providing services to each other during the pendency of any dispute resolution procedure, and the Parties shall continue to perform their obligations (including making payments in accordance with Article IV, Section 4) in accordance with this Agreement.

16. Entire Agreement. This Agreement constitutes the entire agreement of the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, negotiations,


                                     III-5
         proposals, and representations, whether written or oral, and all contemporaneous oral agreements, negotiations, proposals, and representations concerning such subject matter. No representations, understandings, agreements, or warranties, expressed or implied, have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

17. Expenses. Except as specifically set out in this Agreement, each Party shall be solely responsible for its own expenses involved in all activities related to the subject of this Agreement.

18. Force Majeure. In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or likes acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of nonperformance and both Parties shall proceed whenever such causes are removed or cease.

19. Good Faith Performance. In the performance of their obligation under this Agreement, the Parties shall act in good faith. In situations in which notice, consent, approval or similar action by a Party is permitted or required by any provision of this Agreement, such action shall not be unreasonably delayed, withheld or conditioned.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the Telecommunications Act of 1996, applicable federal and (to the extent not inconsistent therewith) domestic laws of the state where the services are provided or the facilities reside and shall be subject to the exclusive jurisdiction of the courts therein.

21. Standard Practices. The Parties acknowledge that GTE shall be adopting some industry standard practices and/or establishing its own standard practices to various requirements hereunder applicable to the CLEC industry which may be added in the Guide. USTELCOM agrees that GTE may implement such practices to satisfy any GTE obligations under this Agreement.

22. Headings. The headings in this Agreement are inserted for convenience and identification only and shall not be considered in the interpretation of this Agreement.

23. Independent Contractor Relationship. The persons provided by each Party shall be solely that Party's employees and shall be under the sole and exclusive direction and control of that Party. They shall not be considered employees of the other Party for any purpose. Each Party shall remain an independent contractor with respect to the other and shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each Party shall also be responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as Social Security, unemployment, workers' compensation, disability insurance, and federal and state withholding. Each Party shall indemnify the other for any loss, damage, liability, claim, demand, or penalty that may be sustained by reason of its failure to comply with this provision.

24.      Law Enforcement Interface.

         24.1 Except to the extent not available in connection with GTE's operation of its own business, GTE shall provide seven day a week/twenty-four hour a day assistance to law


                                     III-6
                  enforcement persons for emergency traps, assistance involving emergency traces and emergency information retrieval on customer invoked CLASS services.

         24.2 GTE agrees to work jointly with USTELCOM in security matters to support law enforcement agency requirements for taps, traces, court orders, etc. Charges for providing such services for USTELCOM customers will be billed to USTELCOM.

         24.3 GTE will, in non emergency situations, inform the requesting law enforcement agencies that the end-user to be wire tapped, traced, etc. is a USTELCOM Customer and shall refer them to USTELCOM.

         24.4 Subsequent to the execution and approval of this Agreement by the Commission, the parties shall establish a separate contract or authorization agreement specific to the Nuisance Call Bureau (NCB) and Security Control Center (SCC) for CLEC procedures which will be in compliance with applicable state and federal laws.

25.      Liability and Indemnity.

         25.1     Indemnification. Subject to the limitations set forth in
                  Section 25.4 of this Article III, each Party agrees to release, indemnify, defend, and hold harmless the other Party from all losses, claims, demands, damages, expenses, suits, or other actions, or any liability whatsoever, including, but not limited to, costs and attorney's fees, whether suffered, made, instituted, or asserted by any other party or person, for invasion of privacy, personal injury to or death of any person or persons, or for losses, damages, or destruction of property, whether or not owned by others, proximately caused by the indemnifying Party's negligence or willful misconduct, regardless of form of action. The indemnified Party agrees to notify the other Party promptly, in writing, of any written claims, lawsuits, or demands for which it is claimed that the indemnifying Party is responsible under this Section and to cooperate in every reasonable way to facilitate defense or settlement of claims. The indemnifying Party shall have complete control over defense of the case and over the terms of any proposed settlement or compromise thereof. The indemnifying Party shall not be liable under this Section for settlement by the indemnified Party or any claim, lawsuit, or demand, if the indemnifying Party has not approved the settlement in advance, unless the indemnifying Party has had the defense of the claim, lawsuit, or demand tendered to it in writing and has failed to assume such defense. In the event of such failure to assume defense, the indemnifying Party shall be liable for any reasonable settlement made by the indemnified Party without approval of the indemnifying Party.

         25.2 End User and Content-Related Claims. The Indemnifying Party agrees to release, indemnify, defend, and hold harmless the other Party, its affiliates, and any third-party provider or operator of facilities involved in the provision of services (collectively, the "Indemnified Party") from all losses, claims, demands, damages, expenses, suits, or other actions, or any liability whatsoever, including, but not limited to, costs and attorney's fees, suffered, made, instituted, or asserted by the Indemnifying Party's end users against an Indemnified Party arising from services. The Indemnifying Party further agrees to release, indemnify, defend, and hold harmless the Indemnified Party from all losses, claims, demands, damages, expenses, suits, or other actions, or any liability whatsoever, including, but not limited to, costs and attorney's fees, suffered, made, instituted, or asserted by any third party against an Indemnified Party arising from or in any way related to actual or alleged defamation, libel, slander, interference with or misappropriation of proprietary or creative right, or any other injury to any person or property arising out of content transmitted by the Indemnifying Party and the Indemnified Party or such Party's end users, or any other act or omission of the Indemnified Party or such Party's end users.

                                     III-7

         25.3 DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES TO CUSTOMER CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES PROVIDED UNDER THIS AGREEMENT. PROVIDER DISCLAIMS, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

         25.4 Limitation of Liability. Each Party's liability, whether in contract, tort or otherwise, shall be limited to direct damages, which shall not exceed the monthly charges, plus any related costs/expenses GTE may recover, including those under
                  Section 14 above, for the services for the month during which the claim of liability arose. Under no circumstance shall either Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or any accessories attached thereto, delay, error, or loss of data. Should either Party provide advice, make recommendations, or supply other analysis related to the services described in this Agreement, this limitation of liability shall apply to provision of such advice, recommendations, and analysis.

         25.5 Intellectual Property. Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision or use of any facilities by either Party under this Agreement constitutes direct or contributory infringement, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any third party.

26. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

27. No Third Party Beneficiaries. Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other right or privilege.

28. Notices. Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally, on the date receipt is acknowledged in writing by the recipient if delivered by regular U.S. mail, or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Upon prior immediate oral agreement of the parties' designated recipients identified below, notice may also be provided by facsimile, Internet or electronic messaging system, which shall be effective if sent before 5:00 p.m. on that day, or if sent after 5:00 p.m. it will be effective on the next Business Day following the date sent. Any notice shall be delivered using one of the alternatives mentioned in this section and shall be directed to the applicable address or Internet ID indicated below or such address as the Party to be notified has designated by giving notice in compliance with this section:

                                     III-8

      If to GTE:            GTE North Incorporated
                            Contel of the South, Inc., d/b/a GTE Systems of the South
                            Attention: Assistant Vice President/Associate
                            General Counsel
                            Business Development & Integration
                            600 Hidden Ridge - HQEWMNOTICES
                            Irving, TX 75038
                            Telephone number: 972/718-6361
                            Facsimile number: 972/7l8-3403
                            Internet Address: wmnotices@telops.gte.com
                                                 and
                            GTE North Incorporated
                            Contel of the South, Inc., d/b/a GTE Systems of the South
                            Attn: Director-Wholesale Contract Compliance
                            Network Services
                            600 Hidden Ridge - HQEWMNOTICES
                            Irving, TX 75038
                            Telephone Number: 972/718-5988
                            Facsimile Number: 972/719-1519
                            Internet Address: wmnotices@telops.gte.com

      If to USTELCOM:       United States Telecommunications, Inc.
                            Attention: Mr. Joseph Cillo, Vice President
                            13902 N. Dalemabry, Suite 213
                            Tampa, FL 33618
                            Telephone Number: 813/963-0004
                            Facsimile Number: 813/961-1460

29.      Protection.

         29.1 Impairment of Service. The characteristics and methods of operation of any circuits, facilities or equipment of either Party connected with the services, facilities or equipment of the other Party pursuant to this Agreement shall not interfere with or impair service over any facilities of the other Party, its affiliated companies, or its connecting and concurring carriers involved in its services, cause damage to its plant, violate any applicable law or regulation regarding the invasion of privacy of any communications carried over the Party's facilities or create hazards to the employees of either Party or to the public (each hereinafter referred to as an "Impairment of Service").

         29.2 Resolution. If either Party causes an Impairment in Service, the Party whose network or service is being impaired (the "Impaired Party") shall promptly notify the Party causing the Impairment of Service (the "Impairing Party") of the nature and location of the problem and that, unless promptly rectified, a temporary discontinuance of the use of any circuit, facility or equipment may be required. The Impairing Party and the Impaired Party agree to work together to attempt to promptly resolve the Impairment of Service. If the Impairing Party is unable to promptly remedy the Impairment of Service, then the Impaired Party may at its option temporarily discontinue the use of the affected circuit, facility or equipment.

30. Publicity. Any news release, public announcement, advertising, or any form of publicity pertaining to this Agreement, provision of services pursuant to it, or association of the Parties with respect to provision of the services described in this Agreement shall be subject to prior written approval of both GTE and USTELCOM.

31. Regulatory Agency Control. This Agreement shall at all times be subject to changes, modifications, orders, and rulings by the Federal Communications Commission and/or the

                                     III-9
         applicable state utility regulatory commission to the extent the substance of this Agreement is or becomes subject to the jurisdiction of such agency.

32. Changes in Legal Requirements. GTE and USTELCOM further agree that the terms and conditions of this Agreement were composed in order to effectuate the legal requirements in effect at the time the Agreement was produced. Any modifications to those requirements will be deemed to automatically supersede any terms and conditions of this Agreement.

33. Effective Date. This Agreement will be effective only upon execution by both Parties and approval by the Commission in accordance with Section 252 of the Act. The "effective date" of this Agreement for such purposes will be as established by the Commission approval order. The Parties agree orders for services will not be submitted or accepted within the first ten (10) business days after the agreement is effective.

34. Regulatory Matters. Each Party shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement.

35. Rule of Construction. No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

36. Section References. Except as otherwise specified, references within an Article of this Agreement to a Section refer to Sections within that same Article.

37.      Service Standards.

         37.1 The Parties will provide a level of service to each other with respect to Resale under this Agreement in compliance with the non-discrimination requirements of the Act. GTE will use appropriate statistical tests or performance criterion to include detailed investigation, where required, to verify such non-discriminatory level of service.

         37.2 Each Party may provide input to the various telecommunications industry forums defining national standards for methods of quality measurement. Subsequent to adoption of standard industry measurements the Parties shall work towards implementing those mutually agreed upon GTE supported measurements necessary for their quality assurance relationship of services supplied by GTE. Prior to adoption of industry guidelines GTE will make available, upon request through GTE's account management, monthly CLEC standard reports with comparisons in performance compiled on a rolling three-month basis.

         37.3 The parties will alert each other to any network events that can result or have resulted in service interruption, blocked calls, and/or changes in network performance.

38. Severability. If any provision of this Agreement is held by a court or regulatory agency of competent jurisdiction to be unenforceable, the rest of the Agreement shall remain in full force and effect and shall not be affected unless removal of that provision results, in the opinion of either Party, in a material change to this Agreement. If a material change as described in this paragraph occurs as a result of action by a court or regulatory agency, the Parties shall negotiate in good faith for replacement language. If replacement language cannot be agreed upon within a reasonable period, either Party may terminate this Agreement without penalty or liability for such termination upon written notice to the other Party.

39. Subcontractors. Provider may enter into subcontracts with third parties or affiliates for the performance of any of Provider's duties or obligations under this Agreement.


                                     III-10

40. Subsequent Law. The terms and conditions of this Agreement shall be subject to any and all applicable laws, rules, or regulations that subsequently may be prescribed by any federal, state or local governmental authority. To the extent required by any such subsequently prescribed law, rule, or regulation, the Parties agree to modify, in writing, the affected term(s) and condition(s) of this Agreement to bring them into compliance with such law, rule, or regulation.

41. Taxes. Any state or local excise, sales, or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party. The collecting Party shall charge and collect from the obligated Party, and the obligated Party agrees to pay to the collecting Party, all applicable taxes, except to the extent that the obligated Party notifies the collecting Party and provides to the collecting Party appropriate documentation as GTE requires that qualifies the obligated Party for a full or partial exemption. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The obligated Party may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest. The collecting Party shall cooperate in any such contest by the other Party. The other Party will indemnify the collecting Party from any sales or use taxes that may be subsequently levied on payments by the other Party by the collecting Party.

         41.1 Tax - A charge which is statutorily imposed by the state or local jurisdiction and is either (a) imposed on the seller with the seller having the right or responsibility to pass the charge(s) on to the purchaser and the seller is responsible for remitting the charge(s) to the state or local jurisdiction or (b) imposed on the purchaser with the seller having an obligation to collect the charge(s) from the purchaser and remit the charge(s) to the state or local jurisdiction.

                  Taxes shall include but not be limited to: federal excise tax, state/local sales and use tax, state/local utility user tax, state/local telecommunication excise tax, state/local gross receipts tax, and local school taxes. Taxes shall not include income, income-like, gross receipts on the revenue of a provider, or property taxes. Taxes shall not include payroll withholding taxes unless specifically required by statute or ordinance.

         41.2 Fees/Regulatory Surcharges - A charge imposed by a regulatory authority, other agency, or resulting from a contractual obligation, in which the seller is responsible or required to collect the fee/surcharge from the purchaser and the seller is responsible for remitting the charge to the regulatory authority, other agency, or contracting party.

42. Trademarks and Trade Names. Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for any purpose whatsoever.

43. Waiver. The failure of either Party to insist upon the performance of any provision of this Agreement, or to exercise any right or privilege granted to it under this Agreement, shall not be construed as a waiver of such provision or any provisions of this Agreement, and the same shall continue in full force and effect.

44. TBD Prices. Numerous provisions in this Agreement and its Attachments refer to pricing principles. If a provision references prices in an Attachment and there are no corresponding prices in such Attachment, such price shall be considered "To Be Determined" (TBD). With respect to all TBD prices, prior to USTELCOM ordering any such TBD item, the Parties shall meet and confer to establish a price. If the Parties are unable to reach agreement on a price for such item, an interim price shall be set for such item that is equal to the price for the nearest analogous item for which a price has been established (for example, if there is not an established price for a non recurring charge (NRC) for a specific service, the Parties would use the NRC for the most

                                     III-11
         analogous retail service for which there is an established price). Any interim prices so set shall be subject to modification by any subsequent decision of the Commission. If an interim price is different from the rate subsequently established by the Commission, any underpayment shall be paid by USTELCOM to GTE, and any overpayment shall be refunded by GTE to USTELCOM, within 45 Business Days after the establishment of the price by the Commission.

45. Amendment of Certain Rates, Terms and Conditions. The Parties agree as follows with respect to modification of the rates, terms and conditions initially provided for herein:

         The rates, terms and conditions that are specified in Appendix 45A (the "GTE Terms") may be replaced by the rates, terms and conditions from the GTE/AT&T Interconnection, Resale and Unbundling Agreement (the AT&T Agreement), respectively, that are specified in Appendix 45B (the "AT&T Terms") if and when the AT&T Agreement becomes effective after approval by order of the Commission in Case No. 2180-MA-100. The rates, terms and conditions that are specified in Appendix 45B (the "AT&T Terms") shall not take effect for purposes of this Agreement until thirty (30) days following GTE's receipt of written notice of USTELCOM's election to replace the specified "GTE Terms" with the specified "AT&T Terms", which notice may be given no earlier than the date the AT&T Agreement is approved by the Commission and effective. GTE and USTELCOM agree that if the "AT&T Terms" are deemed to be unlawful, or are stayed, enjoined or otherwise modified, in whole or in part, by a court or commission of competent jurisdiction, then this Agreement shall be deemed to have been amended accordingly, by modification of the "AT&T Terms" or, as appropriate, the substitution of "GTE Terms" for all stayed or enjoined "AT&T Terms", and such amendment shall be effective retroactive to the Effective Date of the "AT&T Terms."

         GTE and USTELCOM further agree that the terms and conditions of this Agreement reflect certain requirements of the FCC's First Report and Order in CC Docket No. 96-98. The terms and conditions of this Agreement shall be subject to any and all actions by any court or other governmental authority that invalidate, stay, vacate or otherwise modify the FCC's First Report and Order, in whole or in part ("action"). To the extent warranted by any such action, the parties agree that this Agreement shall be deemed to have been modified accordingly as in the first paragraph of this Section 45. The parties agree to immediately apply any affected terms and conditions, including any in other sections and articles of this Agreement consistent with such action, and within a reasonable time incorporate such modified terms and conditions in writing into the Agreement. If the AT&T Terms are affected by such action and GTE determines they cannot be consistently applied therewith, the GTE Terms shall apply. USTELCOM acknowledges that GTE may seek to enforce such action before a commission or court of competent jurisdiction. GTE does not waive any position regarding the illegality or inappropriateness of the FCC's First Report and Order.

         The rates, terms and conditions (including rates which may be applicable under true-up) specified in both the "GTE Terms" and the "AT&T Terms" are further subject to amendment, retroactive to the Effective Date of the Agreement, to provide for charges or rate adjustments resulting from future Commission or other proceedings, including but not limited to any generic proceeding to determine GTE's unrecovered costs (e.g., historic costs, contribution, undepreciated reserve deficiency, or similar unrecovered GTE costs (including GTE's end user surcharge)), the establishment of a competitively neutral universal service system, or any appeal or other litigation.

         If the Commission (or any other commission or federal or state court) in reviewing this Agreement pursuant to applicable state or federal laws, including Section 252(e) of the Telecommunications Act of 1996, deletes or modifies in any way this Section 45, USTELCOM agrees that this entire Agreement is void and will not become effective, and USTELCOM agrees to withdraw this Agreement from consideration by the Commission (or any other commission or federal or state court).

                                     III-12

                                   ARTICLE IV
                    GENERAL RULES GOVERNING RESOLD SERVICES

1. General. General regulations, terms and conditions governing rate applications, technical parameters, service availability, definitions and feature interactions, as described in the appropriate GTE intrastate local, toll and access tariffs, apply to retail services made available by GTE to USTELCOM for resale provided by GTE to USTELCOM, when appropriate, unless otherwise specified in this Agreement. As applied to services under this Agreement, the term "Customer" contained in the GTE Retail Tariff shall be deemed to mean "USTELCOM" as defined in this Agreement.

2.       Liability of GTE.

         2.1 Inapplicability of Tariff Liability. GTE's general liability, as described in the GTE Retail Tariff, does not extend to USTELCOM's customers or any other third party. Liability of GTE to USTELCOM resulting from any and all causes arising out of services, or any other items relating to this Agreement shall be governed by the liability provisions contained in this Agreement and no other liability whatsoever shall attach to GTE. GTE shall be liable for the individual services, facilities or elements that it separately provides to USTELCOM and shall not be liable for the integration of components combined by USTELCOM.

         2.2 USTELCOM Tariffs or Contracts. USTELCOM shall, in its tariffs or other contracts for services provided to its end users using services obtained from GTE, provide that in no case shall GTE be liable to USTELCOM's end users or any third parties for any indirect, special or consequential damages, including, but not limited to, economic loss or lost business or profits, whether foreseeable or not, and regardless of notification by USTELCOM of the possibility of such damages and USTELCOM shall indemnify and hold GTE harmless from any and all claims, demands, causes of action and liabilities based on any reason whatsoever from its customers as provided in this Agreement. Nothing in this Agreement shall be deemed to create a third-party beneficiary relationship with USTELCOM's end users.

         2.3 No Liability for Errors. GTE is not liable for mistakes that appear in GTE's listings, 911 and other information databases, or for incorrect referrals of end users to USTELCOM for any ongoing USTELCOM service, sales or repair inquiries, and with respect to such mistakes or incorrect referrals, USTELCOM shall indemnify and hold GTE harmless from any and all claims, demands, causes of action and liabilities whatsoever, including costs, expenses and reasonable attorney's fees incurred on account thereof, by third parties, including USTELCOM's end users or employees. For purposes of this
                  Section 2.3, mistakes and incorrect referrals shall not include matters arising out of the willful misconduct of GTE or its employees or agents.

3.       Unauthorized Changes.

         3.1 Procedures. If USTELCOM submits an order for resold services under this Agreement in order to provide service to an end user that at the time the order is submitted is obtaining its local services from GTE or another LEC using GTE resold services, and the end user notifies GTE that the end user did not authorize USTELCOM to provide local exchange services to the end user, USTELCOM must provide GTE with written documentation of authorization from that end user within thirty (30) Business Days of notification by GTE. If USTELCOM cannot provide written documentation of authorization within such time frame, USTELCOM must within three (3) Business Days thereafter:

                  (a) notify GTE to change the end user back to the LEC providing service to the end user before the change to USTELCOM was made; and

                  (b) provide any end user information and billing records USTELCOM has obtained relating to the end user to the LEC previously serving the end user; and

                  (c) notify the end user and GTE that the change back to the previous LEC has been made.

                  Furthermore, GTE will bill USTELCOM fifty dollars ($50.00) per affected line to compensate GTE for switching the end user back to the original LEC.

4. Impact of Payment of Charges on Service. USTELCOM is solely responsible for the payment of all charges for all services, facilities and elements furnished under this Agreement, including, but not limited to, calls originated or accepted at its or its end-users' service locations. If USTELCOM fails to pay when due any and all charges billed to USTELCOM under this Agreement, including any late payment charges (collectively, "unpaid charges"), and any or all such charges remain unpaid more than forty-five (45) calendar days after the bill date of such unpaid charges excepting previously disputed charges for which USTELCOM may withhold payment, GTE shall notify USTELCOM in writing that it must pay all unpaid charges to GTE within seven (7) Business Days. If USTELCOM disputes the billed charges, it shall, within said seven (7) day period, inform GTE in writing of which portion of the unpaid charges it disputes, including the specific details and reasons for the dispute, unless such reasons have been previously provided, and shall immediately pay to GTE all undisputed charges. If USTELCOM and GTE are unable, within thirty (30) Business Days thereafter, to resolve issues related to the disputed charges, then either USTELCOM or GTE may file a request for arbitration under Article III of this Agreement to resolve those issues. Upon resolution of any dispute hereunder, if USTELCOM owes payment it shall make such payment to GTE with any late payment charge under Article III, Section 7.2, from the original payment due date. If USTELCOM owes no payment, but has previously paid GTE such disputed payment, then GTE shall credit such payment including any late payment charges. If USTELCOM fails to pay any undisputed unpaid charges, USTELCOM shall, at its sole expense, within five (5) Business Days notify its end-users that their service may be disconnected for USTELCOM's failure to pay unpaid charges, and that its end-users must select a new provider of local exchange services. GTE may discontinue service to USTELCOM upon failure to pay undisputed charges as provided in this Section 4, and shall have no liability to USTELCOM or USTELCOM's end-users in the event of such disconnection. If USTELCOM fails to provide such notification or any of USTELCOM's end-users fail to select a new provider of services within the applicable time period, GTE may provide local exchange services to USTELCOM's end-users under GTE's applicable end-user tariff at the then current charges for the services being provided. In this circumstance, otherwise applicable service establishment charges will not apply to USTELCOM's end-user, but will be assessed to USTELCOM.

5. Unlawful Use of Service. Services provided by GTE pursuant to this Agreement shall not be used by USTELCOM or its end users for any purpose in violation of law. USTELCOM, and not GTE, shall be responsible to ensure that USTELCOM and its end users use of services provided hereunder comply at all times with all applicable laws. GTE may refuse to furnish service to USTELCOM or disconnect particular services provided under this Agreement to USTELCOM or, as appropriate, USTELCOM's end user when (i) an order is issued by a court of competent jurisdiction finding that probable cause exists to believe that the use made or to be made of the service is prohibited by law or (ii) GTE is notified in writing by a law enforcement agency acting within its jurisdiction that any facility furnished by GTE is being used or will be used for the purpose of transmitting or receiving gambling information in interstate or foreign commerce in violation of law. Termination of service shall take place after reasonable notice is provided to USTELCOM, or as ordered by the court. If facilities have been physically disconnected by law enforcement officials at the premises where located, and if there is not presented to GTE the written finding of a court, then upon request of USTELCOM and agreement to pay restoral of service charges and other applicable service charges, GTE shall promptly restore such service.

6. Timing of Messages. With respect to GTE resold measured rate local service(s), chargeable time begins when a connection is established between the calling station and the called station. Chargeable time ends when the calling station "hangs up," thereby releasing the network connection. If the called station "hangs up" but the calling station does not, chargeable time ends when the network connection is released by automatic timing equipment in the network.

7. Procedures For Preordering, Ordering, Provisioning, Etc. Certain procedures for preordering, ordering, provisioning, maintenance and billing and electronic interfaces for many of these functions are described in Appendix B. In accordance with Appendix B, GTE will not process resale or unbundled network element orders until the USTELCOM Profile has been completed and returned; and, if required, an advanced deposit paid. All costs and expenses for any new or modified electronic interfaces USTELCOM requires that GTE determines are Currently Available and GTE agrees to develop will be paid by USTELCOM pursuant to Appendix B. The schedule for implementation of any new or modified electronic interfaces will be developed by GTE according to industry standards and will be based upon the amount of work needed to design, test and implement the new or modified interface.

8.       Letter of Authorization

         8.1 GTE will not release the Customer Service Record (CSR) containing Customer Priority Network Information (CPNI) to USTELCOM on GTE end user customer accounts unless USTELCOM first provides to GTE a written Letter of Authorization (LOA), signed by the end user customer, authorizing the release of such information to USTELCOM or if state or federal law provides otherwise, in accordance with such law.

         8.2 An LOA will be required before GTE will process an order for services provided in cases in which the subscriber currently receives Exchange Service from GTE or from a local service provider other than USTELCOM. Such LOA may be a blanket LOA or such other form as agreed upon between GTE and USTELCOM.

9. Customer Contacts. Except as otherwise provided in this Agreement or as agreed to in a separate writing by USTELCOM, USTELCOM shall provide the exclusive interface with USTELCOM's end user customers in connection with the marketing or offering of USTELCOM services. Except as otherwise provided in this Agreement, in those instances in which GTE personnel are required pursuant to this Agreement to interface directly with USTELCOM's end-users, such personnel shall not identify themselves as representing GTE. All forms, business cards or other business materials furnished by GTE to USTELCOM end users shall be generic in nature. In no event shall GTE personnel acting on behalf of USTELCOM pursuant to this Agreement provide information to USTELCOM end users about GTE products or services unless otherwise authorized by USTELCOM.

                                    ARTICLE V
                               RESALE OF SERVICES

1 General. The purpose of this Article V is to define the Exchange Services and related Vertical Features and other services (collectively referred to for purposes of this Article V as the "services") that may be purchased from GTE and resold by USTELCOM and the terms and conditions applicable to such resold services. Except as specifically provided otherwise in this Agreement, provisioning of Exchange Services for resale will be governed by the GTE Guide. GTE will make available to USTELCOM for resale any Telecommunications Service that GTE currently offers, or may offer hereafter, on a retail basis to subscribers that are not telecommunications carriers, except as qualified by Section 2.1 below.

2.       Terms and Conditions.

         2.1 Restrictions on Resale. The following restrictions shall apply to the resale of retail services by USTELCOM.

                  2.1.1 USTELCOM shall not resell to one class of customers a service that is offered by GTE only to another class of customers in accordance with state requirements (e.g., R-1 to B-1, disabled services or lifeline services to non-qualifying customers).

                  2.1.2 USTELCOM shall not resell lifeline services and services for the disabled.

                  2.1.3 USTELCOM shall not resell promotional offerings of 90 days or less in duration. These promotional offerings are not available to USTELCOM for resale. GTE will apply any applicable resale discount to the ordinary rate for a retail service rather than the special promotional rate.

         2.2 Interim Universal Service Support Charge for Resale Services. USTELCOM wishes to resell GTE's Basic Exchange Residential and Business services. It is GTE's position that GTE's current intraLATA toll rates include implicit subsidies that support below-cost prices for other services and thus promote universal service. This universal service support is lost where a CLEC resells GTE's local service but does not resell GTE's intraLATA toll service. For this reason, GTE will not resell Basic Exchange Residential or Business services unless USTELCOM pays the monthly interim universal service support charge set forth in Appendix A. GTE believes that this interim surcharge is required by state and federal law.

                  The lawfulness of GTE's interim surcharge is being addressed (or will be addressed) by the Commission or a court of competent jurisdiction. The parties agree that GTE will offer for resale Basic Local Exchange Residential and Business services at the avoided cost discount rate set forth in Appendix A without the interim surcharge, but subject to the following terms and conditions:

                  2.2.1 USTELCOM agrees that within thirty (30) days after the effective date of a Commission or court order affirming GTE's interim surcharge, USTELCOM will (i) begin paying the monthly interim surcharge in accord with Appendix A, and (ii) make a lump sum payment to GTE of the total interim surcharges retroactive to the effective date of this agreement.

                  2.2.2 Notwithstanding any provision in this Agreement, GTE may, at its sole discretion and at any time, seek injunctive or other relief (i) requiring the CLEC to pay GTE's interim surcharge or (ii) requiring the Commission to immediately impose the interim surcharge.

                  2.2.3 Nothing in this Agreement shall restrict or impair GTE from seeking injunctive relief or any other remedy at any time and in any court regarding GTE's interim surcharge or the Commission's rejection or modification of GTE's interim surcharge.

         2.3 Restrictions on Discount of Retail Services. The discount specified in Section 5.3 herein shall apply to all retail services except for the following:

                  2.3.1 USTELCOM may resell services that are provided at a volume discount in accordance with terms and conditions of applicable tariff. USTELCOM shall not aggregate end user lines and/or traffic in order to qualify for volume discount.

                  2.3.2 USTELCOM may resell ICB/Contract services without a discount and only to end user customers that already have such services.

                  2.3.3 USTELCOM may resell COCOT coin or coinless line, however, no discount applies.

                  2.3.4 USTELCOM may resell special access; however, no discount applies.

                  2.3.5 USTELCOM may resell operator services and directory assistance as specified in Section 5.6 herein; however, no discount applies.

         2.4 Resale to Other Carriers. Services available for resale may not be used by USTELCOM to provide access to the local network as an alternative to tariffed switched and special access by other carriers, including, but not limited to: interexchange carriers, wireless carriers, competitive access providers, or other retail telecommunications providers.

3.       Ordering and Billing.

         3.1 Local Service Request. Orders for resale of services will be placed utilizing standard Local Service Request (LSR) forms. GTE will continue to participate in industry forums for developing service order/disconnect order formats and will incorporate appropriate industry standards. Complete and accurate LSR forms (containing the requisite end user information as described in the Guide) must be provided by USTELCOM before a request can be processed.

                  3.1.1 GTE will accept orders for As-Is Transfer (AIT) of services from GTE to USTELCOM where GTE is the end user's current local exchange company. GTE cannot provide an AIT of service from another CLEC selling GTE's services to USTELCOM.

         3.2 Certificate of Operating Authority. When ordering, USTELCOM must represent and warrant to GTE that it is a certified provider of local dial-tone service. USTELCOM will provide a copy of its Certificate of Operating Authority or other evidence of its status to GTE upon request.

         3.3 Directory Assistance (DA) Listings. GTE shall include a USTELCOM customer listing in its DA database as part of the LSR process. GTE will honor USTELCOM Customer's preferences for listing status, including non-published and unlisted, and will enter the listing in the GTE database which is used to perform DA functions as it appears on the LSR.

         3.4 Nonrecurring Charges. USTELCOM shall be responsible for the payment of all nonrecurring charges (NRCs) applicable to resold services (e.g., installation, changes, ordering charges) as listed in Appendix A. In addition, NRCs for Field Service work (Installation/Repair requiring on site visits will be charged from the appropriate tariff. No discount applies to nonrecurring charges.

         3.5 Transfers Between USTELCOM and Another Reseller of GTE Services. When USTELCOM has obtained an end user customer from another reseller of GTE services, USTELCOM will inform GTE of the transfer by submitting standard LSR forms to GTE.

         3.5.1 GTE cannot accept an order for AIT of service from one CLEC reselling GTE services to another reseller of GTE services.

         3.6 Local Calling Detail. Except for those services and in those areas where measured rate local service is available to end users, monthly billing to USTELCOM does not include local calling detail. However, USTELCOM may request and GTE shall consider developing the capabilities to provide local calling detail in those areas where measured local service is not available for a mutually agreeable charge.

         3.7 Procedures. An overview of the procedures for preordering, ordering, provisioning and billing for resold services are outlined in Appendix B, attached hereto and made a part hereof.

         3.8 LIDB. For resale services, the LSR will generate updates to GTE's LIDB for validation of calling card, collect, and third number billed calls.

         3.9 Originating Line Number Screening (OLNS). Upon request, GTE will update the database to provide OLNS which indicates to an operator the acceptable billing methods for calls originating from the calling number (e.g., penal institutions, COCOTS).

4.       Maintenance.

         4.1 Maintenance, Testing and Repair. GTE will provide repair and maintenance services to USTELCOM and its end user customers for resold services in accordance with the same standards and charges used for such services provided to GTE end user customers. GTE will not initiate a maintenance call or take action in response to a trouble report from a USTELCOM end user until such time as trouble is reported to GTE by USTELCOM. USTELCOM must provide to GTE all end user information necessary for the installation, repair and servicing of any facilities used for resold services according to the procedures described in the Guide.

         4.2 Specifics and Procedures for Maintenance. An overview of the procedures for maintenance of resold services and additional matters agreed to by the Parties concerning maintenance are set forth in Appendix B.

5.       Services Available for Resale.

         5.1 Description of Local Exchange Services Available for Resale. Resold basic Exchange Service includes, but is not limited to, the following elements:

                  (a) Voice Grade Local Exchange Access Line - includes a telephone number and dial tone.

                  (b) Local Calling - at local usage measured rates if applicable to the end user customer.

                  (c)      Access to long distance carriers

                  (d)      E-911 Emergency Dialing

                  (e)      Access to Service Access Codes - e.g., 800, 888, 900

                  (f) Use of AIN Services (those Currently Available to end users)

                  (g)      End-User Private Line Services

                  (h) Listing of telephone number in appropriate "white pages" directory; and

                  (i) Copy of "White Pages" and "Yellow Pages" directories for the appropriate GTE service area

                  (j)      IntraLATA toll

5.2 Other Services Available for Resale. GTE will provide resold services at retail less the avoided cost discount as defined in Article V,
         Section 5.3. Subject to the limitations enumerated in Article V of this Agreement, the type of resold services made available to USTELCOM are those telecommunication services described in GTE's retail tariffs, as amended from time to time. Any new retail services that GTE offers in such tariffs to customers who are not telecommunications carriers may also be available to USTELCOM for resale under the same terms and conditions contained in this Agreement.

         5.2.1 Promotional Services. GTE shall make available for resale, those promotional offerings that are greater than 90 days in duration and the special promotional rate will be subject to the applicable resale discount.

5.3 Rates. The prices charged to USTELCOM for local services shall be calculated as follows:

         5.3.1 Avoided Cost Discount as shown on Appendix A shall apply to all retail services except those services listed in Section
                  2.1 and Section 2.3 herein.

         5.3.2 The discount dollar amount calculated under Section 5.3.1 above will be deducted from the retail rate.

         5.3.3    The resulting rate is the resale rate.

5.4 Grandfathered Services. Services identified in GTE Tariffs as grandfathered in any manner are available for resale only to end user customers that already have such grandfathered service. An existing end user customer may not move a grandfathered service to a new service location. Grandfathered services are subject to a resale discount.

5.5 Access. GTE retains all revenue due from other carriers for access to GTE facilities, including both switched and special access charges.

5.6 Operator Services (OS) and Directory Assistance (DA). OS for local and toll assistance (for example, call completion, busy line verification and emergency interruption) and DA (e.g., 411 calls) are provided as a part of Exchange Services offered for resale. GTE may brand this service as GTE. USTELCOM will be billed in accordance with GTE's retail tariff.

         5.6.1 If USTELCOM requests branding or unbranding, GTE will provide such unbranding or rebranding with USTELCOM's name.

         5.6.2 USTELCOM will be billed a charge for unbranding or rebranding and customized routing.

         5.6.3 For those offices that USTELCOM has requested GTE to rebrand and/or unbrand OS and DA, GTE will provide it where GTE performs its own OS and DA service subject to capability and capacity limitations where customized routing is Currently Available. If GTE uses a third-party contractor to provide OS or DA, GTE will not provide branding nor will GTE negotiate it with a third party on behalf of USTELCOM. USTELCOM must negotiate with the third party. In these instances, USTELCOM will need to purchase customized routing and dedicated trunking to differentiate its OS/DA traffic from GTE's.

6. Misdirected Calls. The Parties will employ the following procedures for handling any misdirected calls (e.g., Business office, repair bureau, etc.).

         6.1 To the extent the correct provider can be determined, each Party will refer misdirected calls to the proper provider of local exchange service. When referring such calls, both Parties agree to do so in a courteous manner at no charge.

         6.2 For misdirected repair calls, the Parties will provide their respective repair bureau contact number to each other on a reciprocal basis and provide the end user the correct contact number.

         6.3 In responding to misdirected calls, neither Party shall make disparaging remarks about each other, nor shall they use these calls as a basis for internal referrals or to solicit end users or to market services.

7.       911-II/E911 Arrangements.

         7.1 Description of Service. Where GTE is the 911 service provider, GTE shall provide 911 Service as described in this Section as an element of local exchange services available for resale.

                  7.1.1 GTE will provide 911 map as described in Appendix C.

         7.2 Cooperation and Level of Performance. The Parties agree to provide access to 911/E911 in a manner that is transparent to the end user. The Parties will work together to facilitate the prompt, reliable and efficient level of performance that will provide the same grade of service as that which GTE provides to its own end users.

         7.3 Updates to Master Street Address Guide (MSAG). It shall be the responsibility of USTELCOM to ensure that the address of each of its end users is included in the MSAG. Where GTE is the lead telco, GTE will accept address records provided on USTELCOM's LSR. GTE and USTELCOM will work together to develop the process by which LSR errors out of the MSAG will be handled, with appropriate cost recovery to GTE. Where GTE is not the lead telco, GTE has no action and USTELCOM must establish a separate relationship with the lead telco to submit records for MSAG validation. Where GTE is the lead telco, it will have a copy of the MSAG and will provide a copy to USTELCOM upon request at the rate in Appendix C.

         7.4 Updates to Database. The 911/E911 database will be updated with USTELCOM's end user 911/E911 information. If USTELCOM provides its updated data to GTE as frequently as does GTE's internal systems, the update will be as timely. In any case, GTE will not update the ALI database any later than one working day subsequent to receipt of data from USTELCOM.

         7.5      Compensation.

                  7.5.1 In situations in which GTE is responsible for maintenance of the 911/E-911 database and can be compensated for maintaining USTELCOM's information by the 911 district, GTE will seek such compensation from the 911 district. GTE will seek compensation from USTELCOM only if and to the extent that GTE is unable to obtain such compensation from the 911 district.

                  7.5.2 Compensation to GTE for provision of services it provides USTELCOM hereunder shall be according to reasonable rates developed by GTE and agreed upon by USTELCOM.

         7.6 Liability. GTE will not be liable for errors with respect to 911/E911 services except for its gross negligence as addressed in applicable tariffs.

8. Dialing Format Changes. GTE will provide reasonable notification to USTELCOM of changes to local dialing format, i.e., 7 to 10 digit, by end office.

IN WITNESS WHEREOF, each Party has executed this Agreement to be effective as of the date first above written.

GTE NORTH Incorporated                                        UNITED STATES TELECOMMUNICATIONS,
AND CONTEL OF THE SOUTH,                                      I
INCORPORATED d/b/a GTE SYSTEMS
OF THE SOUTH

By                                                            By \s\ Joseph Cillo
  -------------------------------------------                   ---------------------------------------------

Name                                                          Name   Joseph Cillo
    -----------------------------------------                     -------------------------------------------

Title                                                         Title Vice President
     ----------------------------------------                      ------------------------------------------

Date                                                          Date  12/23/98
    -----------------------------------------                     -------------------------------------------



/s/ Daenia Floy
---------------

12-18-98

                                   APPENDIX A
                         SERVICES AVAILABLE FOR RESALE

General. The rates contained in this Appendix A are based upon an avoided cost discount from GTE's retail rates as provided in Article V, Section 5.3 of the Agreement to which this Appendix A is attached. The avoided cost discount is based upon GTE's most current available cost studies and are subject to change resulting from future Commission or other proceedings, including but not limited to any generic proceeding to determine GTE's unrecovered costs (e.g., historic costs, contribution, undepreciated reserve deficiency, or similar unrecovered GTE costs (including GTE's interim Universal Service Support Surcharge)), the establishment of a competitively neutral universal service system, or any appeal or other litigation.

GTE assesses a separate interim universal service fund surcharge for resale of Basic Local Exchange Residential and Business Services at the avoided cost discount set forth to provide continued universal service support that is implicit in GTE's current retail services prices. This surcharge is being addressed (or will be addressed) by the Commission or a court of competent jurisdiction. The parties agree that GTE will offer for resale Basic Local Exchange Residential and Business Services set forth in Appendix A without the interim surcharge, but subject to the following terms and conditions:

         A. USTELCOM agrees that within thirty (30) days after the effective date of a Commission or court order affirming GTE's interim surcharge, USTELCOM will (i) begin paying the monthly interim surcharge in accord with Appendix C, and (ii) make a lump sum payment to GTE of the total interim surcharges retroactive to the effective date of this Agreement.

         B. Notwithstanding any provision in this Agreement, GTE may, at its sole discretion and at any time, seek injunctive or other relief (i) requiring USTELCOM to pay GTE's interim surcharge or (ii) requiring the Commission to immediately impose the interim surcharge.

         C. Nothing in this Agreement shall restrict or impair GTE from seeking injunctive relief or any other remedy at any time and in any court regarding GTE's interim surcharge or the Commission's rejection or modification of GTE's interim surcharge.

The avoided cost discount is 15.8% with OS/DA; 16.76% without OS/DA.

NON-RECURRING CHARGES FOR RESALE SERVICES

         Initial Service Order (per order)                     $47.25
         Transfer of Service Charges (per order)               $24.00
         Subsequent Service Order (per order)                  $24.00
         Customer Service Record Research (per request)        $ 5.25
         Resale Line Installation (per line)                   $21.75
         Outside Facility Connection Charge*                   $51.00

* Per Tariff: This charge will apply when field work is required for establishment of new resale service. The terms, conditions and rates that apply for this work are described in GTE's retail local service tariffs.

UNIVERSAL SERVICE FUND (USF) SUPPORT SURCHARGE

         Residential (per line)                                $ 4.65
         Business (per line)                                   $ 1.54

                                   APPENDIX B
             SERVICE ORDERING, PROVISIONING, BILLING AND MAINTENANCE

1. Service Ordering, Service Provisioning, and Billing Systems Generally. The following describes generally the operations support systems that GTE will use and the related functions that are available for ordering, provisioning and billing for resold services. Except as specifically provided otherwise in this Agreement, service ordering, provisioning, billing and maintenance shall be governed by the GTE Guide. Before orders can be taken, the USTELCOM Profile must be completed and returned; and, if required, an advanced deposit paid. USTELCOM will provide GTE with its Operating Company Number (OCN) and Company Code
         (CC) as follows:

         (a) USTELCOM must provide its OCN (four-digit alpha-numeric assigned by NECA or number administrator) on the USTELCOM Profile. The GTE Guide provides the necessary information for USTELCOM to contact NECA to obtain the OCN. There are no optional fields on the Profile.

         (b) Before the LSR and Directory Service Request (DSR) order forms can be processed USTELCOM must provide the OCN and Customer Carrier Name Abbreviation (CCNA).

         1.1      Operations Support Systems for Resold Services

                  1.1.1 USTELCOM will also be able to order services for resale, as well as interim number portability, directly from GTE through an electronic interface. To initiate an order for these services, USTELCOM will submit a Local Service Request ("LSR") from its data center to GTE's Data Center using an electronic NDM interface. If no NDM interface exists or if USTELCOM chooses to establish a separate NDM interface, USTELCOM must request an NDM facility. For new entrants that elect not to interface electronically, GTE will accommodate submission of LSR orders by E-mail, Internet or a dial NDM arrangement. An LSR is very similar to an ASR, except that it will be used exclusively for line-side interconnection requests. GTE will transfer LSRs to GTE's NOMC centralized service order processing center electronically.

                  1.1.2 Most LSRs will be used either to transfer an existing GTE customer to USTELCOM or to request service for a new customer who is not an existing GTE customer. Depending on the situation, different information will be required on the LSR. LSRs for a conversion of a GTE local customer to USTELCOM must include information relating to all existing, new and disconnected services for that customer, including the customer's name, type of service desired, location of service and features or options the customer desires. USTELCOM will be able to obtain this customer information after GTE has received the customer's written consent as specified in Article IV, Section 8. For service to a new customer who is not an existing GTE customer, the LSR must contain the customer's name, service address, service type, services, options, features and Services data. If known, the LSR should include the telephone number and due date/desired due date.

                  1.1.3 While USTELCOM would have its own customer information and may have the SAG/GTE products on tape from GTE, USTELCOM would not have the due date or new telephone number for new customers since that information is contained in GTE's systems. Therefore, a process is required to provide this information to USTELCOM. GTE itself does not have uniform access to this information electronically. Until GTE and USTELCOM have agreed and established electronic interfaces, USTELCOM agrees that an 800 number is the method that will be used. The 800 telephone number will connect USTELCOM directly to GTE's NOMC service representatives. When USTELCOM receives a request for basic services from a new local service customer, USTELCOM will call GTE's NOMC through the 800 number, and, while the new customer is on hold, GTE will provide the due date for service and the new telephone number for that customer. At the same time, USTELCOM will give GTE the new customer's name, service address and type of requested service (i.e., R1, Bl). GTE will enter that information into its SORCES or SOLAR service ordering systems to be held in suspense until USTELCOM sends the confirming LSR. USTELCOM will then return to its customer holding on the line and provide the due date and new telephone number.

                  1.1.4 After concluding the telephone call with the new customer, USTELCOM will complete a confirming LSR for the new service and send it electronically to GTE's data center for processing. Upon receipt, GTE will match the LSR with the service order suspended in GTE's system, and if there is a match, GTE will process the LSR. After the LSR is processed, GTE will transmit confirmation electronically to USTELCOM through the NDM that the LSR has been processed, providing a record of the telephone number and due date. USTELCOM will be required to submit the confirming LSR by 12:00 p.m. each day local time, as defined by the location of the service address. If USTELCOM fails to submit the LSR in a timely manner, the suspended LSR will be considered in jeopardy, at which time GTE will assign a new due date upon receipt of the delayed LSR for such customer requests and notify USTELCOM of the change.

                  1.1.5 Number assignments and due date schedules for services other than single line service and hunt groups up to 12 lines will be assigned within approximately twenty-four (24) hours after GTE's receipt of the LSR using the standard Local Service Confirmation ("LSC") report sent electronically to USTELCOM over the NDM, thereby providing a record of the newly established due date. An exception would be a multi-line hunt group for 12 lines or fewer.
                           The other numbers then will be provided through the normal electronic confirmation process.

                  1.1.6 The processing of specifically requested telephone numbers (called "vanity numbers") is as follows. GTE will work with USTELCOM on a real time interface to process vanity numbers while USTELCOM's customer is still on the line. If a number solution can be established expeditiously, it will be done while the customer is still on the line. If extensive time will be required to find a solution, GTE service representatives will work with USTELCOM representatives off line as GTE would for its own customers. For all of this, the basic tariff guidelines for providing telephone numbers will be followed.

                  1.1.7 Once the order for resold service is established, it is moved for provisioning to the next system level. Here, GTE will validate and process the LSR to establish an account for USTELCOM and, if GTE continues to provide some residual services to the customer, GTE will maintain a GTE account. In GTE's system, GTE's account is called the Residual Account and USTELCOM's account is referred to as the USTELCOM Account. If any engineering for the service is necessary, the account would be distributed to the SSCC. Otherwise, it will be distributed for facility assignment.

                  1.1.8 With the account established and any engineering and facility assignment complete, GTE then will transmit electronically a record to GTE's CZT field personnel if physical interconnection or similar activity is required. The CZTs will provision the service and then electronically confirm such provision in the SOLAR/SORCES system when completed. The accounts then will be transmitted to GTE's Customer Billing Services System ("CBSS"). GTE shall provide to USTELCOM a service completion report. Call records for actual service provided to USTELCOM's customers on GTE facilities will be transmitted from GTE's switches through some usage rating systems (BIP, UMS), screened and eventually delivered to CBSS for the generation of bills.

                  1.1.9 CBSS is a different system than CABS, and it is the one that GTE will utilize to produce the required bills for resold services and local number portability. CBSS will create a bill to USTELCOM for resold services along with a summary bill master. Daily unrated records for intraLATA toll usage and local usage (incollect usage data will be provided on rated basis) on USTELCOM's accounts will be generated and transmitted electronically to USTELCOM.

                  1.1.10 On resold accounts, GTE will provide usage in EMR format per existing file exchange schedules. The usage billing will be in agreed upon level of detail for USTELCOM to issue a bill to its end users.

                  1.1.11 GTE will provide USTELCOM with detailed monthly billing information in a paper format until an agreed upon Electronic Data Interchange 811 electronic bill format is operational.

                  1.1.12 State or sub-state level billing will include up to ten (10) summary bill accounts.

                  1.1.13 GTE accepts USTELCOM's control reports and agrees to utilize industry standard return codes for unbillable messages. Transmission will occur via the NDM. Tape data will conform to Attachment "A" of the LRDTR. Data will be delivered Monday through Friday except for Holidays as agreed. Data packages will be tracked by invoice sequencing criteria. GTE contacts will be provided for sending/receiving usage files.

                  1.1.14 GTE will retain data backup for 45 Business Days. To the extent USTELCOM requires a longer retention period, USTELCOM shall reimburse GTE for all expenses related to that retention.

                  1.1.15 In addition to the LSR delivery process, USTELCOM will distribute DA and directory listing information (together sometimes referred to hereafter as "DA/DL information") to GTE via the LSR ordering process over the NDM. GTE will provide listings service via its "listing continuity" offering.

                  1.1.16 Charges and credits for PIC changes ordered via an LSR will appear on the resale bill. As USTELCOM places a request for a PIC change via LSR, the billing will be made on USTELCOM account associated with each individual end user. GTE will process all PIC changes from IXCs that are received for USTELCOM end users by rejecting back to the IXC with the USTELCOM OCN. Detail is provided so that USTELCOM can identify the specific charges for rebilling to its end user.

                  1.1.17 CMDS. The parties will provide for the distribution of intraLATA CMDS incollect messages and/or selected local measured service messages as follows:

                           1.1.17.1 Messages to be Screened. GTE receives CMDS I
                                    transmissions containing intraLATA incollect messages from the state RBOC CMDS host each Business Day. Per USTELCOM's request, GTE will screen the incollects by NPA and line number and accumulate the Collect, Third Number Billed and Credit Card (collectively called incollects) messages in a data file. The screening will be for end users who have chosen USTELCOM as their local service provider through a Resale or Unbundled Network arrangement. The screened incollect messages and any Local Measured Service (LMS) usage will be accumulated and forwarded to USTELCOM. The Parties will mutually agree on the frequency of the data exchange and the method of transmission (i.e., magnetic tape or direct electronic transmission). GTE will forward the screened messages in the industry standard EMR format. GTE intraLATA toll messages that are recorded by GTE and dialed on a one plus or zero plus basis are not part of this section and will not be screened.

                           1.1.17.2 Compensation. GTE will bill USTELCOM monthly
                                    for all services related to the screening, accumulating, processing and transmitting of incollect messages and LMS usage, if applicable, at a reasonable and mutually agreeable charge. In addition, any message processing fee associated with USTELCOM's incollect messages that are charged to GTE by the CMDS Host will be passed on to USTELCOM on the monthly statement. All revenue, surcharges, taxes and any other amounts due to the CMDS Host for USTELCOM's incollect messages will be billed on the monthly statement. It is USTELCOM's responsibility to bill and collect all incollect and LMS amounts due from its end users. The incollect and LMS revenue amounts that are listed on the monthly invoice are payable to GTE in total. The Parties agree that the arrangement for invoicing the incollect and LMS revenue amounts due GTE is not a settlement process with USTELCOM.

                  1.1.18 Backbilling. GTE shall bill USTELCOM on a timely basis. In no case shall GTE bill USTELCOM for previously unbilled charges that are for more than one year prior to the current bill date.

1.2      Order Processing.

         1.2.1 Order Expectations. USTELCOM agrees to warrant to GTE that it is a certified provider of telecommunications service. USTELCOM will document its Certificate of Operating Authority on the USTELCOM Profile and agrees to update this USTELCOM Profile as required to reflect its current certification. The Parties agree to exchange and to update end user contact and referral numbers for order inquiry, trouble reporting, billing inquiries, and information required to comply with law enforcement and other security agencies of the government. The Parties also agree to exchange and to update internal order, repair and billing point of contacts. Prior to submitting an order under this Agreement, USTELCOM shall obtain such documentation as may be required by state and federal laws and regulations.

         1.2.2 GTE shall provide USTELCOM with a specified customer contact center for purposes of placing service orders and coordinating the installation of services, These activities shall be accomplished by telephone call or facsimile until electronic interface capability has been established. The Parties adopt the OBF LSR and DSR forms for the ordering, confirmation and billing of resale services.

         1.2.3 GTE will process such service orders during normal operating hours, and shall implement service orders within the same time intervals used to implement service orders for similar services for its own users.

         1.2.4 GTE will provide current GTE customer proprietary network information (name, address, telephone number and description of services provided by GTE including PIC and white page directory listing information) as provided in Article V,
                  Section 3. The return of customer information will be via facsimile or via electronic transmission.

2.       Maintenance Systems.

         2.1      General Overview

                  2.1.1 If USTELCOM requires maintenance for its local service customers, USTELCOM will initiate a request for repair (sometimes referred to as a "trouble report") by calling GTE's Customer Care Repair Center. During this call, GTE service representatives will verify that the end-user is a USTELCOM customer and will then obtain the necessary information from USTELCOM to process the trouble report. While USTELCOM representatives are still on the line, GTE personnel will perform an initial analysis of the problem and remote line testing for resale services. If engineered services are involved, the call will be made to the GTE SSCC for handling. If no engineering is required and the line testing reveals that the trouble can be repaired remotely, GTE personnel will correct the problem and close the trouble report while USTELCOM representatives are still on the line. If on-line resolution is not possible, GTE personnel will provide USTELCOM representatives a commitment time for repair, and the GTE personnel then will enter the trouble ticket into the GTE service dispatch queue. USTELCOM's repair service commitment times will be within the same intervals as GTE provides to its own end users. Maintenance and repair of GTE facilities is the responsibility of GTE and will be performed at no incremental charge to USTELCOM. If, as a result of USTELCOM-initiated trouble report, trouble is found to be the responsibility of USTELCOM (e.g., non-network cause) GTE will charge USTELCOM for trouble isolation. USTELCOM will have the ability to report trouble for its end users to appropriate trouble reporting centers 24 hours a day, 7 days a week. USTELCOM will be assigned a customer contact center when initial service agreements are made.

                  2.1.2 Repair calls to the SSCC for engineered services will be processed in essentially the same manner as those by the GTE Customer Care Center. GTE personnel will analyze the problem, provide the USTELCOM representative with a commitment time while they are still on the line, and then place the trouble ticket in the dispatch queue.

                  2.1.3 GTE then will process all USTELCOM trouble reports in the dispatch queue along with GTE trouble reports in the order they were filed (first in, first out), with priority given to out-of-service conditions. If, at any time, GTE would determine that a commitment time given to USTELCOM becomes in jeopardy, GTE service representatives will contact USTELCOM by telephone to advise of the jeopardy condition and provide a new commitment time.

                  2.1.4 Trouble reports in the dispatch queue will be transmitted electronically to GTE CZT service technicians who will repair the service problems and clear the trouble reports. For cleared USTELCOM trouble reports, GTE service technicians will make a telephone call to USTELCOM directly to clear the trouble ticket. GTE service technicians will make the confirmation call to the telephone number provided by USTELCOM. If USTELCOM is unable to process the call or places the GTE technician on hold, the call will be terminated. To avoid disconnect, USTELCOM may develop an answering system, such as voice mail, to handle the confirmation calls expeditiously.

                  2.1.5 GTE will provide electronic interface access to operation support systems functions which provide the capability to initiate, status and close a repair trouble ticket. GTE will not provide to USTELCOM real time testing capability on USTELCOM end user services. GTE will not provide to USTELCOM an interface for network surveillance (performance monitoring).

3. Electronic Interface. The Parties shall work cooperatively in the implementation of electronic gateway access to GTE operational support systems functions in the long-term in accordance with established industry standards.

         3.1 USTELCOM shall have immediate access to the following OSS electronic interfaces that will provide functionality to enable USTELCOM to service customers in an equal and non discriminatory manner

                  3.1.1 Pre-Order functions, e.g., TN Assignment, DD Reservation, Address Validation, Product Availability, that are available on a dial-up or dedicated basis using the Secure Integrated Gateway System (SIGS).

                  3.1.2 Order functions that are available on a dial-up or dedicated basis using CONNECT: Mail file transfer.

                  3.1.3    Initial trouble reports via SIGS.

                  3.1.4 Electronic transfer of the USTELCOM bill in electronic data 811 format.

         3.2 USTELCOM may migrate to fully interactive system to system interconnectivity. GTE, with input from USTELCOM and other carriers, shall provide general interface specifications for electronic access to this functionality. These specifications will be provided to enable USTELCOM to design system interface capabilities. Development will be in accordance with applicable national standards committee guidelines. Such interfaces will be available as expeditiously as possible.

         3.3 All costs and expenses for any new or modified electronic interfaces exclusively to meet USTELCOM requirements that GTE determines are Currently Available and GTE agrees to develop will be paid by USTELCOM.

         3.4 USTELCOM shall be responsible for modifying and connecting any of its pre-ordering and ordering systems with GTE provided interfaces as described in this Appendix.

4. GTE Initiated Electronic System Redesigns. GTE will not charge USTELCOM when GTE initiates its own electronic system redesigns/reconfigurations.

                                   APPENDIX C
                 RATES/CHARGES FOR MISCELLANEOUS 911/E911 ITEMS

The following services are offered by GTE when USTELCOM resells GTE's local exchange services where an item is not superseded by a tariffed offering:


         A.       9-1-1 Selective Router Map                                        $125.00             N/A

                  Provided is a color map showing a selective router's location and the GTE central offices that send 9-1-1 calls to it. The selective router and central office information will include
                  CLLI codes and NPA/NXXs served. The map will include boundaries of each central office and show major streets and the county boundary. Permission to reproduce by USTELCOM for its internal use is granted without further fee. Non-tariffed price.

         B.       MSAG Copy
                  Production of one copy of a 911 Customer's
                  Master Street Address Guide, postage paid

                  1. Copy provided in proper format
                                                                                    $238.50             $54.00
                  2. Copy provided in flat ASCII file on a 3 1/2" diskette          $276.00             $36.00

                                  APPENDIX 45A
                     GTE/USTELCOM OPT-IN NEGOTIATION ISSUES
                                    GTE TERMS

Pursuant to Article III, Section 45 of this Agreement, the following terms shall be applied in place of the terms in Appendix 45B (AT&T Terms) in the event the terms from the selected arbitrated agreement are deemed to be unlawful, or are stayed or enjoined by a court or commission of competent jurisdiction.

The Resale Terms in Article V will apply.

The Resale Discount in Appendix A will apply.

                                     45A-1

                                  APPENDIX 45B
                     GTE/USTELCOM OPT-IN NEGOTIATION ISSUES
                                 AT&T/GTE TERMS

Pursuant to Section 45 of Article III of this Agreement and subject to all of the terms and conditions thereof, and after notice as called for in Section 45, the following AT&T TERMS will be substituted for the GTE TERMS which are set out in Appendix 45A. The Parties shall modify this Appendix with specific rates and terms and conditions of the AT&T Agreement if/when the Commission approves the AT&T arbitrated agreement.



ISSUE        ISSUE                                                        AGREEMENT REFERENCE
NUMBER       DESCRIPTION
------------------------------------------------------------------------------------------------------------
I.           The arbitrated rates for:

             Resale Avoided Cost Discount                     The resale discount percentage(s) ordered
             Nonrecurring Charges                             in the final Agreement for the specific
                                                              Avoided Cost Discount in Appendix A.
------------------------------------------------------------------------------------------------------------
II.          Whether, if any, of the following arbitrated     The services that were ordered in the final
             resale restrictions or discounts, except for     Agreement to be made available for resale
             cross class selling, may be removed.             which would otherwise be excluded from
                                                              available resale services under Article V
             Services not available for resale: lifeline      Sections 2.1 and 2.2 of this Agreement.
             services, services for the disabled, and
             promotional offerings of 90 days or less in
             duration.

             Basic Exchange Residential and Business
             Services not available for resale unless
             USTELCOM pays monthly interim
             universal service support charge.

             Services available for resale but not at a      The services that were ordered in the final
             discount: services provided at a volume         Agreement to be made available for resale
             discount which cannot be aggregated to          at a discount which would otherwise be
             qualify for volume discount, ICBs/Contract      made available but not at a discount under
             Services, COCOT coin or coinless,               Article V, Section 2.3 of this Agreement.
             special access, operator services and
             directory assistance, and nonrecurring
             charges (including ordering charges).
------------------------------------------------------------------------------------------------------------

                                     45B-1